Exhibit 99.1
For Immediate Release
Corel Corporation Reports
First Quarter Fiscal 2009 Financial Results
OTTAWA, Canada – April 2, 2009 – Corel Corporation (NASDAQ:CREL) (TSX:CRE) today reported financial results for its first quarter ended February 28, 2009. Revenues in the first quarter of fiscal 2009 were $56.2 million, a decrease of 14 percent over revenues of $65.5 million in the first quarter of fiscal 2008. GAAP net loss in the first quarter of fiscal 2009 was $1.5 million, or $0.06 per basic and diluted share, compared to a GAAP net loss of $30,000 or $(0.00) per basic and diluted share, in the first quarter of fiscal 2008.
Non-GAAP adjusted net income for the first quarter of fiscal 2009 was $5.4 million, or $0.21 per basic and diluted share, compared to non-GAAP adjusted net income for the first quarter of fiscal 2008 of $6.7 million, or $0.26 per diluted share. Non-GAAP adjusted EBITDA in the first quarter of fiscal 2009 was $11.0 million, a decrease of 17 percent over $13.3 million in the first quarter of fiscal 2008.
A reconciliation of GAAP net income to non- GAAP adjusted net income and non-GAAP adjusted EBITDA is provided in the notes to the financial information included in this press release.
“Despite the solid execution of our global teams during the first quarter, we clearly felt the effects of a deep and persistent global economic slowdown,” said Kris Hagerman, Interim CEO of Corel. “We remain convinced that, through disciplined financial management and a commitment to delivering innovative products that drive real value for our customers, Corel will emerge from this difficult period financially sound and in an even stronger market position.”
To better align its expense structure with current revenues, the Company also announced today that it will implement a series of initiatives to further reduce costs. These initiatives include an immediate 10% salary reduction for all senior executives, 5 unpaid days off for all employees to be taken in the second quarter, and accelerated timing for the mandatory use of any unused vacation time. As a result of these initiatives, the Company expects to realize additional operating cost savings of approximately $2 million through the remainder of fiscal 2009.
The Company confirmed that it will continue to monitor its cost structure and take additional actions as required.
Added Hagerman: “While these decisions are never easy, our goal is to maintain a strong financial foundation to pursue our business strategy, while doing our best to minimize the impact on our employees.”

Corel will host a conference call to discuss its financial results at 8:00 a.m. Eastern Time today. To access the conference call, please dial (877) 397-0291 or (719) 325-4940 approximately 5 minutes prior to the 8:00 AM ET start time. A live webcast will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. Following the call, an audio replay will be available between 11:00 AM ET April 2, 2009 and 11:59 PM ET April 16, 2009 from Corel’s Investor Relations website or by calling (888) 203-1112 or (719) 457-0820, Passcode: 6684599.
Financial Statements Governance Practice:
The Audit Committee of Corel’s Board of Directors reviewed the earnings portion of this press release as well as the related financial statements and MD&A, and recommended they be approved by the Board of Directors. Following review by the full Board, the financial statements, MD&A and the earnings portion of this press release were approved.
Forward Looking Statements:
This news release includes forward-looking statements which are based on estimates and assumptions made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances including but not limited to general economic conditions, product pricing levels and competitive intensity, and new product introductions.
Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include the recent disruption in the overall economy and financial and credit markets, which may adversely impact our operations and financial results as well as our ability to obtain financing required to grow our business and make acquisitions. We may experience fluctuations in our operating results depending on the timing and success of product releases. Our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets, establish relationships with new original equipment manufacturer customers, or increase penetration of our installed base to achieve revenue growth. The long-term trend in our business reflects growth in revenues from acquisitions, which give rise to their own risks and challenges, rather than from our existing products, and that recent growth may not be representative of future growth. We face competitive threats from well established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products. Any resulting litigation costs, settlement costs or royalty requirements could affect our profitability.

These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 9, 2009, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com. These factors should be considered carefully, and readers should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any intention or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance, to assist in evaluation of our ongoing operations and liquidity and to determine appropriate levels of indebtedness. We believe each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies. These non-GAAP financial measures should not be considered in isolation, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. We believe it is useful for ourselves and investors to review, as applicable, both GAAP information, which includes interest, income taxes, depreciation, amortization, provision for bad debts, effects of disposal or fixed assets and investments, restructuring, integration and reorganization costs, and certain other gains, losses and expenses, and the non-GAAP measures, which exclude certain of these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to the closest GAAP measures as set out in the notes to the financial statements attached to this news release.
About Corel
Corel is one of the world’s top software companies with more than 100 million active users in over 75 countries. We develop software that helps people express their ideas and share their stories in more exciting, creative and persuasive ways. Through the years, we’ve built a reputation for delivering innovative, trusted products that are easy to learn and use, helping people achieve new levels of productivity. The industry has responded with hundreds of awards for software innovation, design and value.

Our award-winning product portfolio includes some of the world’s most widely recognized and popular software brands, including CorelDRAW® Graphics Suite, Corel® Painter™, Corel DESIGNER® Technical Suite, Corel® Paint Shop Pro® Photo, VideoStudio®, WinDVD®, Corel® WordPerfect® Office and WinZip®. Our global headquarters are in Ottawa, Canada, with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan.
© 2009 Corel Corporation. All rights reserved. Corel, CorelDRAW, Corel DESIGNER, Painter, Paint Shop Pro, VideoStudio, WinDVD, WinZip, WordPerfect, and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
Doug McCollam
613-728-0826 x 1953
doug.mccollam@corel.com

Corel Corporation
Quarterly Financial results
For the quarter ended February 28, 2009
(in thousands, except per share data; unaudited)
Consolidated Condensed Statement of Operations

	Three Months ended
	February 28,	February 29,
	2009	2008

Revenues — Product	$50,075	$59,362
Revenues — Maintenance and services	6,139	6,182

Total revenues	56,214	65,544

Cost of revenues — Product	15,531	15,227
Cost of revenues — Maintenance and services	100	167
Amortization of intangible assets	6,165	6,414

Total cost of revenues	21,796	21,808

Gross margin	34,418	43,736

Operating expenses
Sales and marketing	15,222	19,684
Research and development	9,216	12,091
General and administration	6,479	8,811
Restructuring	209	178

Total operating expenses	31,126	40,764

Income from operations	3,292	2,972

Other expenses (income)
Interest expense — net	3,054	4,288
Amortization of deferred financing fees	271	270
Other non-operating expense (income)	876	(1,464)

Loss before income taxes	(909)	(122)
Income tax expense (recovery)	627	(92)

Net loss	$(1,536)	$(30)

Net loss per share:
Basic	$(0.06)	$(0.00)
Fully diluted	$(0.06)	$(0.00)
Weighted average number of shares:
Basic	25,842	25,463
Fully diluted	25,842	25,463

Consolidated Condensed Balance Sheet

	February 28,	November 30,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$48,673	$50,260
Restricted cash	159	159
Accounts receivable
Trade, net	28,424	33,241
Other	2,923	2,932
Inventory	1,354	1,562
Income taxes recoverable	489	785
Deferred tax assets	3,138	3,138
Prepaids and other current assets	2,720	2,456

Total current assets	87,880	94,533

Capital assets	10,245	10,549
Intangible assets	60,771	67,029
Goodwill	82,343	82,343
Deferred financing and other long-term assets	4,582	4,942

Total assets	$245,821	$259,396

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$54,293	$64,376
Due to related parties	719	341
Income taxes payable	1,481	1,226
Deferred revenue	13,465	15,190
Current portion of long-term debt	18,885	19,095
Current portion of obligations under capital leases	621	621

Total current liabilities	89,464	100,849

Deferred revenue	2,241	2,404
Income taxes payable	13,114	12,960
Deferred income taxes	12,314	13,059
Long-term debt	137,075	137,264
Accrued pension benefit obligation	243	261
Obligations under capital leases	786	962

Total liabilities	255,237	267,759

Shareholders’ deficit
Share capital	44,387	43,992
Additional paid-in capital	9,890	9,198
Accumulated other comprehensive loss	(4,755)	(4,151)
Deficit	(58,938)	(57,402)

Total shareholders’ deficit	(9,416)	(8,363)

Total liabilities and shareholders’ deficit	$245,821	$259,396

Consolidated Condensed Statement of Cash Flows

	Three Months ended
	February 28,	February 29,
	2009	2008

Cash flow from operating activities
Net loss	$(1,536)	$(30)
Depreciation and amortization	1,180	1,162
Amortization of deferred financing fees	271	270
Amortization of intangible assets	6,165	6,414
Stock-based compensation	1,053	1,138
Provision for bad debts	(109)	104
Deferred income taxes	(745)	(1,234)
Loss on disposal of fixed assets	1	42
Loss (gain) on interest rate swap recorded at fair value	(97)	755
Gain on sale of investment	—	(822)
Defined benefit pension plan costs	7	—
Change in operating assets and liabilities	(6,219)	(1,392)

Cash flow provided by (used in) operating activities	(29)	6,407

Cash flow from financing activities
Restricted cash	—	56
Repayments of long-term debt	(399)	(691)
Repayments of capital lease obligations	(176)	(134)
Proceeds from exercise of stock options	34	51
Other financing activities	(29)	—

Cash flow provided by (used in) financing activities	(570)	(718)

Cash flow from investing activities
Purchase of long-lived assets	(784)	(1,434)

Cash flow used in investing activities	(784)	(1,434)

Effect of exchange rate changes on cash and cash equivalents	(204)	(35)

Increase (decrease) in cash and cash equivalents	(1,587)	4,220
Cash and cash equivalents, beginning of period	50,260	24,615

Cash and cash equivalents, end of period	$48,673	$28,835

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended
	February 28,	February 29,
	2009	2008

Non-GAAP Adjusted Net Income Calculation:
Net loss	$(1,536)	$(30)
Amortization of intangible assets	6,165	6,414
Tax benefit on amortization of intangible assets	(745)	(1,234)
Stock-based compensation	1,053	1,138
Restructuring	209	178
Amortization of deferred financing fees	271	270

Non-GAAP Adjusted Net Income	$5,417	$6,736

Percentage of revenue	9.6%	10.3%

Diluted non-GAAP adjusted net income per share	$0.21	$0.26

Shares used in computing diluted non-GAAP adjusted net income per share	26,150	26,045

Non-GAAP Adjusted EBITDA Calculation:
Cash flow provided by (used in) operating activities	$(29)	$6,407
Change in operating assets and liabilities	6,219	1,392
Interest expense, net	3,054	4,288
Income tax expense (recovery)	627	(92)
Deferred income taxes	745	1,234
Provision for bad debts	109	(104)
Defined benefit pension plan costs	(7)	—
Gain on sale of investment	—	822
Gain (loss) on interest rate swap recorded at fair value	97	(755)
Loss on disposal of fixed assets	(1)	(42)
Restructuring	209	178

Non-GAAP Adjusted EBITDA	$11,023	$13,328

Percentage of revenue	19.6%	20.3%

Other Supplemental Information
(In thousands)

	Three Months ended
	February 28,	February 29,
	2009	2008

Revenue by Product Segment
Graphics and Productivity	$29,654	$36,947
Digital Media	26,560	28,597

Total	$56,214	$65,544

As percentage of revenues
Graphics and Productivity	52.8%	56.4%
Digital Media	47.2%	43.6%

Total	100.0%	100.0%

Revenue by Geography
Americas	$26,170	$30,896
EMEA	15,119	21,014
APAC	14,925	13,634

Total	$56,214	$65,544

As percentage of revenues
Americas	46.6%	47.1%
EMEA	26.9%	32.1%
APAC	26.6%	20.8%

Total	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$4	$10
Cost of revenues — Maintenance and services	2	2
Sales and marketing	318	395
Research and development	166	207
General and administration	563	524

Total	$1,053	$1,138